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                                                FILED PURSUANT TO RULE 424(b)(5)
                                                      REGISTRATION NO. 333-86247

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED OCTOBER 8, 1999)


                                   100 SHARES

                                VERITAS DGC INC.

                                  COMMON STOCK

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Pursuant to a Sales Agency Agreement dated October 26, 1999 (the "Agency
Agreement") between Veritas DGC Inc. (the "Company") and PaineWebber Incorporated ("PaineWebber"), which has been filed as an exhibit to a report on Form 8-K filed with the SEC on October 26, 1999, and which is incorporated by reference herein, the Company has sold, through PaineWebber, as agent of the Company, 100 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), pursuant to ordinary brokers' transactions on the New York Stock Exchange (the "NYSE").

100 shares of Common Stock were sold from February 21, 2000 through February 25, 2000.

        Gross Proceeds to Company ........................... $1,850.00

        Commission to Agent ................................. $   55.50

        Net Proceeds to Company ............................. $1,794.50

        On February 25, 2000 the last reported sales
        price of the Common Stock on the NYSE was ........... $ 18.1875

Note: SEC fees were not used in arriving at any of the above figures.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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             THIS PROSPECTUS SUPPLEMENT IS DATED FEBRUARY 29, 2000.